Confidential Treatment Requested by Codexis, Inc.

12th December 2018
Nestec Ltd.
Avenue Nestlé 55
1800 Vevey
Switzerland
Attention: [***]

Re:	Section 7.3.2 of the Global Development Option and License Agreement (“GDOLA”) dated October 12, 2017, as amended, by and between Nestec Ltd. (“NHSc”) and Codexis, Inc. (“Codexis”)
Dear [***]
This letter will confirm our agreement with respect to the achievement and payment of the Solid Dosage Form Development Milestone of $[***] as described in Section 7.3.2 of the GDOLA and the conduct of a [***] study examining [***] and [***] of CDX-6114 [***].
As of the date of this letter and subject to the terms and conditions of the GDOLA, notwithstanding anything to the contrary in Section 7.3.2 or in Exhibits F and G of the GDOLA, NHSc hereby agrees that within [***] after the achievement of the Formulation Objectives, NHSc shall pay to Codexis [***]. Codexis will complete the following deliverables in relation to the Formulation Objectives:
(a)    Codexis delivers to NHSc [***].
(b)    Codexis delivers to NHSc [***].
(c)    Codexis delivers to NHSc [***].
(d)    Codexis delivers to NHSc [***].
(e)    Codexis delivers to NHSc [***].
(f)    Codexis delivers to NHSc [***].
Upon receipt of the final deliverable from (a) to (f), as defined above, NHSc shall have [***] business days in which to inform Codexis, in writing, of any material deficiencies in the deliverables. In such instance, the parties shall discuss in good faith with the intent to agree remediation to satisfy the Formulation Objectives. In the absence of such notification being received within [***] business days of receipt of the final deliverable, the Formulation Objectives shall be deemed met, and the Solid Dosage Form Development Milestone shall be deemed payable.
This letter will also confirm that Codexis and NHSc have agreed that, further to the Phase Ia Clinical Trial (Study # [***], completed in [***]), Codexis shall conduct, [***], a [***] study examining [***] in a [***] cohort volunteer study (Study # [***]), which received [***] on [***]. The [***] study will be conducted in [***] by [***], according to the protocol attached as Appendix 1 to this letter, and is expected to [***] on [***] with [***] on [***].
Codexis and NHSc recognize that the [***] study may not be completed prior to Option Expiration Date. Therefore, if NHSc exercises the Option through the Option Exercise, Codexis and NHSc agree that Codexis shall continue to conduct the [***] study after the Option Exercise at its sole cost and expense until its conclusion, which conclusion shall be defined as the provision of audited tables and listings from the study and a graphical summary of the [***].
If NHSc requests modifications to the [***] study that deviate from the protocol attached as Appendix 1, then any costs incurred in relation to such amendment (for example, but not limited to: [***]) beyond the original scope of study will be [***] and, in the event that NHSc has exercised its Option prior to conclusion of the original scope as defined in Appendix 1, [***].
By signature of this letter, by an authorized representative of NHSc, NHSc confirms its agreement to the terms contained herein. Thank you for your kind consideration and attention.
Sincerely,
CODEXIS, INC.
/s/ [***]
[***]
Executed by: /s/ [***]        Date: 12.12.2018
Name & Title: [***]

Cc:	[***]

APPENDIX 1
Protocol for Clinical Study [***]
(attached)

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.